Exhibit 99.1

Boston Omaha Corporation Announces Amendments to Management Incentive Bonus Plan

February 28, 2018 04:08 PM Eastern Standard Time

OMAHA, Neb.--(BUSINESS WIRE)--Today Boston Omaha Corporation (NASDAQ:BOMN) (the “Company”) announced that its Compensation Committee has approved changes to the Company’s Management Incentive Bonus Plan (the “Plan”), including placing certain caps on the total payments under the Plan through December 2032 and additional annual caps thereafter. Previously, there were no caps on the amounts payable under the Plan.

Amounts to be paid under the Plan provide for an incentive payment of up to 20% of the increase in adjusted stockholders equity in excess of a 6% increase in adjusted stockholders’ equity determined on a per share basis and measured annually. Any increase in adjusted stockholders’ equity per share associated with the sale of the Company’s securities for cash is excluded in calculating adjusted stockholders’ equity per share.

The key limitations added into the Plan are as follows:

●	A cap on total payments under the Plan in an amount not to exceed $15 million in total for the entire 15 year period (calendar years 2018-2032)
●	An annual cap on payments under the Plan thereafter; and
●	The establishment of a high water mark under the Plan so that any decrease in book value in any prior year must first be recouped before the 6% hurdle test is applied.

These changes to the Plan reduce senior management’s total available compensation relative to the previous system, while maintaining an appropriate and aligned incentive structure. As an illustration, if book value per share grows at 6% or less in any year, management would receive no bonus under the Plan. If book value per share growth exceeds 6% in any year, the Plan will pay out according to the formula that is now capped with specific dollar limits and in any event subject to the requirement that the Company’s adjusted stockholders’ equity now exceed the additional high water mark test before the 6% hurdle is applied. As previously mentioned, any increase in book value resulting from the sale of Company securities for cash is disregarded in calculating adjusted stockholders’ equity.

The current Plan participants include Adam Peterson and Alex Rozek, the Company’s Co-Chief Executive Officers. In the future, other senior officers of the Company may be eligible to participate in the Plan.

Each of Mr. Peterson and Mr. Rozek have significant amounts of their net worth invested in Boston Omaha through their respective partnerships.  Management believes these personal investments and this Plan align their interests with shareholders.

The Company will file a copy of the Amended and Restated Management Incentive Bonus Plan on Form 8-K with the Securities and Exchange Commission.

About Boston Omaha Corporation

Boston Omaha Corporation is a public company primarily engaged in several lines of business, including outdoor advertising and surety insurance, and also maintains investments in commercial real estate and residential homebuilding businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts

Boston Omaha Corporation
Catherine Vaughan, 617-875-8911
cathy@bostonomaha.com